Exhibit 10.2

2008 Short-Term Cash Incentive Program

Subject to the achievement of certain revenue and EBITDA goals for the fiscal year ending December 31, 2008, the following sets forth the target cash bonus awards for each of the Company’s executive officers.

Executive Officer	Target as a Percentage of Base Salary
Caren L. Mason
President and Chief Executive Officer	50%

Thomas J. Foley
Chief Technology Officer	40%

Scot M. McLeod
Senior Vice President, Operations	40%

John M. Radak
Chief Financial Officer	40%

Richard Tarbox, III
Senior Vice President, Corporate
Development Officer	40%